Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Boston Properties Limited Partnership on Form S-3 (File Number 333-107792) and on Form S-8 (File Number 333-112109) of our report dated February 12, 2004, except for Note 26 as to which the date is March 10, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 15, 2004